UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 30, 2008

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On September 30, 2008, Avanex Corporation (“the Company”) implemented a world-wide reduction in force that will result in the termination of approximately 47 employees by the end of October 2008 in order to reduce costs, streamline operations, and improve its cost structure. In addition, by the end of October 2008, the Company intends to close its Melbourne, Florida facility and transfer the respective product lines, inventory, and fixed assets to either its France or China offices.

A good faith estimate of the restructuring and impairment charges to be taken in connection with this action is not available at this time. The Company will provide such estimates in an amendment to this current report on Form 8-K after making a determination of such estimates.

Item 2.06. Material Impairments

The information called for by this item is contained in Item 2.05, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Company’s cost reduction efforts, all executive officers have each voluntarily agreed to a reduction in their salaries by 10% beginning October 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ MARK WEINSWIG
Mark Weinswig Vice President, Finance and Treasurer and Interim Chief Financial Officer

Date: October 6, 2008